JOULE' INC.
1245 U.S. Route 1 South
Edison, New Jersey 08837



Notice of Annual Meeting of Stockholders

To be held February 7, 1996

  The Annual Meeting of Stockholders of Joule' Inc. will be held on Wednesday, February 7,1996 at 10:30 a.m., at The Pines Manor, Route 27, Edison, New Jersey, for the following purposes:

  1.  To elect seven directors; and

  2.  To transact such other business as may properly come before the meeting.

  All stockholders are cordially invited to attend the meeting. Only holders of record of Common Stock at the close of business on December 15, 1995 are entitled to notice of and to vote at the meeting. If you attend the meeting. You may vote in person if you wish, even though you previously have returned your proxy.

  A copy of the Company's 1995 Annual Report is enclosed.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE
ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

January 5, 1996

By Order of the Board of Directors


Bernard G. Clarkin
Secretary

JOULE' INC.
1245 U.S. Route 1 South
Edison, New Jersey 08837


PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Joule', Inc. of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on February 7, 1996, and at all adjournments thereof. The solicitation will begin on or about January 5, 1996.

All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified with respect to any matter to be acted upon, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted for the election of seven directors, unless authority to do so is withheld with respect to one or more of the nominees. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. Votes that are withheld and broker non-votes will be excluded entirely from the calculation and will have no effect on the outcome of the election of directors. In addition, the proxy will be voted in the discretion of the proxyholders with respect to such other business as may properly come before the meeting. A stockholder may revoke a proxy at any time prior to the voting thereof.

There were outstanding as of the close of business on December 15, 1995, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, 3,610,000 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote on each matter brought before the meeting.

BENEFICIAL OWNERSHIP OF MORE THAN 5%
OF THE OUTSTANDING COMMON STOCK

The following table sets forth information regarding the beneficial ownership of Common Stock by each person known to management of the Company to own beneficially 5% or more of the issued and outstanding Common Stock as of December 15, 1995:

                                                     Beneficial Ownership (a)
                                              Number of
Name (b)                                       Shares              Percent
Emanuel N. Logothetis                          1,213,722 (C)                  33.6%
Helen Logothetis                                1,213,722 (d)                 33.6
Nick M. Logothetis                          506,722                 14.0
Steven Logothetis                                 506,622                14.0
Julie L. Clark                               506,622                14.0

(a)As used in this Proxy Statement, "beneficial ownership means the sole or shared power to direct the voting and/or disposition of shares of Common Stock.

(b)Emanuel N. Logothetis is the husband of Helen Logothetis. They are the parents of Nick M. Logothetis, Steven Logothetis and Julie L. Clark. The address of the members of the Logothetis family is 1245 U.S. Route 1 South, Edison, New Jersey 08837.

(c)Consists of 807,100 shares of Common Stock as to which Mr. Logothetis has sole voting and disposition power and the 406,622 shares referred to in (d) below that are beneficially owned solely by Helen Logothetis, as to which shares he disclaims beneficial ownership.

(d)Consists of 406,622 shares of Common Stock as to which Mrs. Logothetis has sole voting and disposition power and the 807,100 shares referred to in (c) above that are beneficially owned solely by Emanuel N. Logothetis, as to which shares she disclaims beneficial ownership.

BENEFICIAL OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of December 15, 1995, with respect to the ownership of shares of Common Stock by (i) the current directors of the Company, all of whom except Mr. Dackis and Mr. Gianacakes are standing for reelection, (ii) the nominees to fill the vacancies created by the retirement of Mr. Dackis and Mr. Gianacakes and (iii) all directors and executive officers of the Company as a group:

                                                      Number of Shares of
                                                    Common Stock and Percent of
Name                                                Class Beneficially Owned (a)
Richard Barnitt
William C. Dackis                                              12,000
Paul DeBacco                                               5,500
Peter J. Gianacakes                                       5,500
Anthony Grillo
Robert W. Howard                                                6,000
Emanuel N. Logothetis                                      1,213,722 (33.6%)
Nick M. Logothetis                                      506,722 (14.0%)
Steven Logothetis                                             506,622 (14.0%)

Directors and Executive
Officers as a group (12 persons)                         2,293,716 (63.5%)

(a)Except for the 406,622 shares of Common Stock owned by his wife and attributed to
Emanuel N. Logothetis, as more fully set forth under "Beneficial Ownership Of More Than 5%
Of The Outstanding Common Stock,  such person has sole voting and disposition power with respect to the shares shown in this column. The number of shares of Common Stock beneficially owned by each of Mr. DeBacco, Mr. Gianacakes and Mr. Howard and by directors and executive officers as a group includes 5,000 shares issuable upon exercise of stock options granted to each of Mr. DeBacco, Mr. Gianacakes and Mr. Howard at an exercise price of $1.375 per share on December 4, 1991 under the Company's 1991 Stock Option Plan. Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares.

ELECTION OF DIRECTORS DIRECTOR COMPENSATION

Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. All of the nominees listed below except Richard Barnitt and Anthony Grillo are currently members of the Board of Directors. The nominees for directors have consented to serve if elected, and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors.

The following information respecting the nominees has been furnished by them.

                                         Principal Occupation        Director
Name                   Age                      or Employment              Since
Richard Barnitt         57                  Financial Consultant (a)
Paul DeBacco         66  President, Michael Christopher Group, Inc.    1986
                                consultants to management (b)
Anthony Grillo       40                 Senior Managing Director,
                                The Blackstone Group, L.P. (c)
Robert W. Howard          53  Chairman, Reisen Lumber Industries, Inc. (d)  1988
Emanuel N. Logothetis    65   Chairman of the Board, President and        1965
                             Chief Executive Officer of the Company (e)
Nick M. Logothetis  43   President, Chartwell Consulting Group       1980
Steven Logothetis         41               Attorney (f)                     1981

(a)Mr. Barnitt has served as a financial consultant to various companies, including the Company
(since 1989), since his retirement in 1988 from Kidde Inc., where he had been employed since
1963, most recently as Senior Vice President and Chief Financial Officer.

(b)Mr. DeBacco was employed by Hallmark Cards, Inc. from 1965 until his retirement in 1985, most recently as Vice President of Human Resources

(c)Mr. Grillo is a Senior Managing Director of The Blackstone Group L.P. within its
Restructuring and Reorganization Group. Prior to joining The Blackstone Group L.P. in 1991, he was a Managing Director within the Restructuring and Reorganization Group of the
Corporate Finance Division of Chemical Bank from November 1989 through May 1991.
Previously, he had served as a financial consultant and advisor for AMA Management
Corporation, a private fund, and as a workout specialist for Manufacturers Hanover Trust
Company. Mr. Grillo currently serves as a member of the Board of Directors of Littlefuse, Inc.,
Tracor, Inc., General Aquatics, Inc. and Wall Street Concepts, Inc.

(d)Mr. Howard served as Executive Vice President of Reisen Lumber and Millwork Company
from 1981 to April 1986 when he was made President of Reisen Lumber Industries. He was named Chairman of the Board of Reisen in 1995.

(e)Emanuel N. Logothetis founded the Company in 1965 and was President and Chief
Executive Officer until August 10, 1987, when he was elected Chairman of the Board. He was re-elected President on August 3, 1988.

(f)Steven Logothetis is an attorney and investor. He was president of Pentacle Corporation ("Pentacle ) until November 1993. Pentacle is owned by members of the Logothetis family and is engaged in certain real estate operations. He was President of Eisler Engineering Corporation ("Eisler ) from March 1986 until August 1991. Eisler was also engaged in real estate operations and was owned by members of the Logothetis Family.

The Board of Directors held four meetings during the 1995 fiscal year. Directors who are not employees of the Company receive directors' fees of $500 for each day that they attend meetings of the Board or a committee thereof and are reimbursed for their out-of-pocket expenses incurred in con-nection with their activities as directors. Also, such directors receive a monthly retainer of $400. During fiscal 1995, Mr. Barnitt received fees of $60,000 for his services as a financial consultant to the Company. Mr. Barnitt is continuing to provide consulting services to the Company in fiscal 1996.

The Board of Directors has designated from among its members an Audit Commit-tee which reviews with the Company's independent accountants the scope of the annual audit and the result of such audit as well as the Company's financial and accounting practices and controls. The Audit Committee, which consisted of Robert W. Howard and William C. Dackis, who is retiring from the Board, met with the Company's independent accountants three times during fiscal 1995. Paul DeBacco and Peter J. Gianacakes, who is retiring from the Board, served on the Compensation Committee that reviews executive compensation on an annual basis. The Compensation Committee met three times during fiscal 1995. The Board of Directors has not designated a nominating committee or other committee performing a similar function.

COMPENSATION OF EXECUTIVE OFFICERS   CERTAIN TRANSACTIONS

Executive Compensation
The following table sets forth the compensation paid to the Company's Chief Executive Officer, the only executive officer whose total salary and bonus for the fiscal year ended September 30, 1995 exceeded $100,000:

SUMMARY COMPENSATION TABLE

                                    Annual Compensation
Name and               Fiscal                              All Other
Principal Position      Year   Salary      Bonus        Compensation (1)
Emanuel N. Logothetis   1995   $129,160    $12,300
Chairman of the Board,  1994    129,160      8,300
President and Chief     1993    131,644                   1,975
Executive Officer

(1)Represents the matching contributions of 25% of the amount contributed by the named executive under the Company's 401(k) plan.

Report of the Compensation Committee
The Joule' Compensation Committee administers the compensation program for the senior management group. Included in this group are Chief Executive Officer, corporate officers and senior managers of the Company. The committee is com-posed of directors who are disinterested persons as defined by SEC rules and are neither employees nor former employees of the Company.

The annual salary of the Chief Executive Officer has been $129,160 for each of the last three years. The Chief Executive Officer is not eligible to receive options under the terms of the Company's stock option plan. In determining whether the changes in the compensation level of the Chief Executive Officer would be appropriate, the Compensation Committee considers the overall per-formance of the Company for the prior year. Specific performance criteria have not been established in this regard. In 1995, a bonus of $12,300 was paid to the Chief Executive Officer based upon the improved corporate results.

Salary levels for the other members of the senior management group have been established and are based on external salary survey information obtained by the members of the Compensation Committee through personal contact. The in-formation gathered is evaluated by the Compensation Committee in light of the current responsibilities of the individuals involved and serves as the basis for salary change recommendations. The determination of whether an individual will receive a bonus is based on a subjective evaluation of the individual's performance on the job as well as unit and overall corporate performance. The recommendations of the Chief Executive Officer are presented to the Compensa-tion Committee for review and approval. Any compensation changed made to mem-bers of the senior management group will have the approval of the Committee and the Chief Executive Officer. If any compensation action is suggested by the Chief Executive Officer that deviates from that which is approved by the Compensation Committee, it must go to the full Board for approval.

Compensation Committee
Paul DeBacco
Peter J. Gianacakes

Performance Graph
Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of the Company, the American Stock Exchange Market Index and a Peer Group Index comprised of companies engaged in the help supply services business. The graph assumes $100 invested on October 1, 1990 in the Company and each of the indices.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG JOULE' INC.,
AMEX MARKET INDEX AND PEER GROUP


Certain Transactions
The Company leases seven properties used in its operations from Emanuel N. Logothetis and various companies, including Pentacle, that are wholly owned by the Logothetis family. Emanuel N. Logothetis is Chairman of the Board, President and Chief Executive Officer of the Company. Nick M. Logothetis and Steven Logothetis are directors of the Company. The other members of the Logothetis family are Helen Logothetis and Julie L. Clark, the wife and daughter, respectively, of Emanuel N. Logothetis. See "Beneficial Ownership Of More Than 5% Of The Outstanding Common Stock. In the opinion of manage-ment, the terms of such leases, which provided for an aggregate annual rent of $199,000, plus applicable real estate taxes, for fiscal 1995 and are con-tinuing at the same rate in fiscal 1996, were when made and are fair to the Company and not less favorable than would have been and are available from unaffiliated parties.

During the past three years, the Company provided temporary office services to Symphony Suites, a company owned by Nick M. Logothetis. Billing rates were comparable to those used for other customers; amounts charged during fiscal 1995 were $179,000 and $94,000 was outstanding at September 30, 1995. The highest amount outstanding during fiscal 1995 was $107,000.

During fiscal 1995, the Company made net advances of $150,000 to Kahle Engineering Corp., a manufacturing company that is wholly owned by the Logothetis family. As of September 30, 1995, Kahle owed the Company $944,000, including interest, which amounts have been guaranteed by Emanuel N. Logothetis. The highest amount outstanding during fiscal 1995 was $944,000. The Company charges Kahle interest at the same rate it pays on its bank line of credit. During fiscal 1995, the rate of interest charged to Kahle ranged from 91/4% to 10% and the amount of interest charged was $77,000.

The Company's Board of Directors has approved the transactions outlined above, all of which are continuing in fiscal 1996. Any substantial change in the terms of any such transactions and any additional transactions with af-filiates of the Company will be submitted to the Board for approval.

MISCELLANEOUS

Relationship with Independent Accountants
The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company and its subsidiaries for the fiscal year ending September 30, 1996. Arthur Andersen LLP acted in this capacity in 1995. Arthur Andersen LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. A representative of Arthur Andersen LLP is expected to be at the meeting.

Other Action
The management has at this time no knowledge of any matters to be brought before the Annual Meeting other than those referred to above. If any additional matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

Stockholder Proposals
Any proposal that a stockholder desires to present to the 1997 Annual Meeting must be received by the Company at the above address on or prior to September 6, 1996 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy for such meeting.

Expenses of Solicitation
The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of the stock held of record for such persons and seeking instructions with respect thereto.

By Order of the Board of Directors

Bernard G. Clarkin
Secretary








10-K REPORT

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules thereto, but without exhibits, as filed with the Securities and Exchange Commission, for the fiscal year ended September 30, 1995. Copies of the exhibits will be furnished at the Company's cost for the reproduction, postage and handling thereof. Letters requesting the Form 10-K should be addressed to the Secretary, Joule' Inc., 1245 U.S. Route 1 South, Edison, New Jersey 08837.

APPENDIX
PROXY CARD



JOULE' INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 7, 1996
This Proxy is Solicited on Behalf of the Board of Directors n I plan to attend the meeting.

1.  Election of Directors.
      ___  FOR all nominees               ___  WITHHOLD AUTHORITY
     (except as indicated to the contrary)   to vote for all nominees.

     Nominees:  Richard Barnitt, Paul DeBacco, Anthony Grillo,
                 Robert W. Howard, Emanuel N. Logothetis,
                 Nick M. Logothetis and Steven Logothetis.

      (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


       __________________________________________________________________


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES  IN
ITEM 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued on reverse side)

JOULE' INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 7, 1996

The undersigned hereby appoints Emanuel N. Logothetis and Bernard G. Clarkin, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Joule' Inc. that the undersigned is entitled to vote at the Annual Meeting of Stock-holders to be held on February 7, 1996, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof.

Dated:     , 1996
Signature
Signature if held jointly
Please sign exactly as name appears to the left. When shares are held jointly, each stockholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, you should so indicate. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.